Exhibit 32.3

AMERICAN BANCORP, INC.
DISCLOSURE OF APPROVAL BY THE COMPANY’S
AUDIT COMMITTEE FOR THE PERFORMANCE OF
NON-AUDIT SERVICES BY THE COMPANY’S
INDEPENDENT AUDITORS PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION
202 OF THE SARBANES-OXLEY ACT OF 2002

For the first quarter of 2004, the Audit Committee of American Bancorp, Inc. approved that its independent auditors could review the Annual report on Form 10-K for 2003, prepare Federal and State income tax returns for 2003, perform testing and reporting and prepare information return for the Bank subsidiary’s defined contribution retirement plan, and provide answers to miscellaneous inquires by management and provide advice.